                               POWER OF ATTORNEY



         We, the undersigned directors and officers of Youth Services International, Inc., a Maryland corporation (the "Company"), hereby constitute and appoint William P. Mooney, with power of substitution, our true and lawful attorney-in-fact, with full power to sign for us, in our names and in the capacities indicated below, a registration statement on Form S-8, and any and all amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933, as amended, up to 450,000 shares of the common stock, par value $.01 per share, of the Company under the Youth Services International, Inc. Fiscal Year 1997 Employee Stock Purchase Plan.

                                   SIGNATURES

SIGNATURE                         TITLE                                      DATE
- ---------                         -----                                      ----
/s/ W. J. Hindman                 Chairman of the Board                      June 11, 1996
- -----------------                 and Chief Executive Officer
W. J. Hindman


/s/Henry D. Felton                Vice Chairman of the Board                 June 11, 1996
- ------------------                and President
Henry D. Felton


/s/ William P. Mooney             Chief Financial Officer                    June 11, 1996
- ---------------------             Senior Vice President -
William P. Mooney                 Finance and Treasurer



/s/ J. Donald Black               Director                                   June 11, 1996
- -------------------
J. Donald Black


/s/ Jeffrey D. Davis              Director                                   June 11, 1996
- --------------------
Jeffrey D. Davis


/s/ Mayer Kanter                  Director                                   June 11, 1996
- ----------------
Mayer Kanter

/s/ George M. Ferris, Jr.         Director                                   June 11, 1996
- -------------------------
George M. Ferris, Jr.


/s/ Cynthia K. Hindman            Director                                   June 11, 1996
- ----------------------
Cynthia K. Hindman, M.D.


/s/Miles G. Harrison, Jr.         Director                                   June 11, 1996
- -------------------------
Miles G. Harrison, Jr., M.D.


/s/ Martin V. Marshall            Director                                   June 11, 1996
- ----------------------
Martin V. Marshall


/s/ Jacques T. Schlenger          Director                                   June 11, 1996
- ------------------------
Jacques T. Schlenger